SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                      1934
                              (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                         MIDWEST EXPRESS HOLDINGS, INC.
                (Name of Registrant as Specified in its Charter)


     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

      2) Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      4) Proposed maximum aggregate value of transaction:

      5) Total fee paid:

[ ]   Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1) Amount Previously Paid:

      2) Form, Schedule or Registration Statement No.:

      3) Filing Party:

      4) Date Filed:

[Logo]
                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154
                                 (414) 570-4000

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 28, 1999

To the Shareholders of
MIDWEST EXPRESS HOLDINGS, INC.:

       Notice is hereby given that the Annual Meeting of the Shareholders (the "Meeting") of Midwest Express Holdings, Inc. (the "Company") will be held at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, on Wednesday, April 28, 1999, at 10:00 a.m. local time, for the following purposes:

       1. To elect four directors to serve for a three-year term to expire at the 2002 Annual Meeting; and

       2. To transact such other business as may properly come before the Meeting or any adjournments or postponements thereof.

       Holders of record of Common Stock of the Company at the close of business on March 9, 1999, will be entitled to notice of and to vote at the Meeting and any adjournments or postponements thereof.

       Parking for shareholders who will attend the meeting is available at the Hyatt Hotel, Hilton Hotel or Grand Avenue parking structures or at a lot located at 701 East Wells Street.

       A proxy form is enclosed. Please complete it and return it as soon as possible in the postage-paid return envelope provided, even if you plan to attend the Meeting. You retain the right to revoke the proxy at any time before it is actually voted by notice in writing to the Secretary of the Company.

                                 By Order of the Board of Directors,



                                 Carol Skornicka
                                 Senior Vice President - Corporate Development, Secretary and General Counsel

Milwaukee, Wisconsin
March 17, 1999

                         MIDWEST EXPRESS HOLDINGS, INC.
                            6744 South Howell Avenue
                           Oak Creek, Wisconsin 53154

               Proxy Statement for Annual Meeting of Shareholders
                          To Be Held on April 28, 1999

       This Proxy Statement is furnished beginning on or about March 17, 1999, in connection with the solicitation of proxies by the Board of Directors of Midwest Express Holdings, Inc. (the "Company") to be used at the Annual Meeting of Shareholders of the Company (the "Meeting"), which will be held at 10:00 a.m., Wednesday, April 28, 1999, at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, and at any adjournments or postponements thereof.

       Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not itself revoke the proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering notice thereof to the Secretary of the Company in writing or in open meeting. Unless revoked, the shares represented by such proxies will be voted as directed by the shareholders at the Meeting and any adjournments or postponements thereof.

       The record date for shareholders entitled to notice of and to vote at the Meeting is the close of business on March 9, 1999. As of the record date, there were 14,126,645 shares of Common Stock of the Company ("Common Stock") outstanding. Each share of Common Stock is entitled to one vote on each matter to come before the Meeting.

                              ELECTION OF DIRECTORS

       The Board of Directors currently consists of 11 members divided into three classes. One class is elected each year to serve for a term of three years. At the Meeting, holders of Common Stock will be entitled to elect four directors. Each of the directors in the other classes will continue to serve in accordance with their previous elections. Directors will be elected by a plurality of votes cast at the Meeting (assuming a quorum is present). For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Consequently, any shares not voted at the Meeting, whether due to abstentions, broker nonvotes or otherwise, will have no impact on the election of directors.

       Proxies received representing Common Stock will, unless otherwise directed, be voted in favor of the election of each of the four nominees named below to serve as directors until the 2002 Annual Meeting of Shareholders or until their respective successors have qualified and been elected. Pursuant to the Company's By-laws, written notice of other qualifying nominations by shareholders for election to the Board of Directors must have been received by the Secretary by February 6, 1999. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

       Listed below are the names of the nominees for election to the Board of Directors at the Meeting for a three-year term and of each director of the Company whose term will continue after the Meeting, together with certain additional information concerning each such nominee and director as of March 9, 1999. As used below, the "Company" refers to Midwest Express Holdings, Inc. and, for the period prior to the formation of Midwest Express Holdings, Inc. in July 1995, to Midwest Express

Airlines, Inc. ("Midwest Express"), which is a wholly owned subsidiary of Midwest Express Holdings, Inc. The four nominees are currently directors of the Company. If any of the nominees should be unable or unwilling to serve, then the proxies, pursuant to the authority granted to them by the Board of Directors, will have discretionary authority to select and vote for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve.

                       NOMINEES FOR ELECTION AS DIRECTORS

                      Term Expiring at 2002 Annual Meeting

                                                                                               Director
Name                    Age     Business Experience During Last Five Years                       Since
----                    ---     ------------------------------------------                     --------

Timothy E. Hoeksema      52     Chairman of the Board, President and Chief Executive             1983
                                Officer of the Company since 1983.  Director of The Marcus
                                Corporation and M&I Marshall & Ilsley Bank.

James G. Grosklaus       63     Retired; Executive Vice President and Director of                1988
                                Kimberly-Clark  Corporation (consumer
                                products) from 1986 to 1996.

Ulice Payne, Jr.         43     Partner with the law firm of Foley & Lardner since               June
                                February 1998; partner with the law firm of Reinhart,            1998
                                Boerner, Van Deuren, Norris & Rieselbach, S.C. from 1990
                                to 1998.  Director of State Financial Services Corporation.

David H. Treitel         44     Chairman and Chief Executive Officer of SH&E, Inc.               1984
                                (aviation consulting) since 1996; President of SH&E, Inc.
                                from 1993 to September 1998.

      THE BOARD RECOMMENDS THE FOREGOING NOMINEES FOR ELECTION AS DIRECTORS
AND URGES EACH SHAREHOLDER TO VOTE "FOR" ALL NOMINEES.

                         DIRECTORS CONTINUING IN OFFICE

                      Terms Expiring at 2000 Annual Meeting

                                                                                                Director
Name                     Age     Business Experience During Last Five Years                       Since
----                     ---     ------------------------------------------                     --------

Oscar C. Boldt            74     Chairman of the Board of The Boldt Group, Inc.                   1983
                                 (a holding company with subsidiaries in general
                                 contracting, development and related businesses)
                                 since 1984; Chief Executive Officer of The Boldt
                                 Group, Inc. from 1984 to 1996. Director of Marshall
                                 & Ilsley Corporation.



                                      -2-


                                                                                                   Director
Name                        Age     Business Experience During Last Five Years                       Since
----                        ---     ------------------------------------------                     --------
Brenda F. Skelton           43     Senior Vice President-Marketing of the Company since 1998;       1995
                                   Senior Vice President-Marketing and Customer Service from
                                   1995  to  1998;   Vice  President  of
                                   Marketing from 1993 to 1995.

Samuel K. Skinner           60     Co-Chairman of the law firm Hopkins & Sutter since 1998;        January
                                   President of Unicom Corporation and Commonwealth Edison          1998
                                   Company (electric utility) from 1993 to 1998.  Director of
                                   The LTV Corporation, Union Pacific Resources Group Inc.,
                                   Antec Corporation, Stimsonite Corporation and Everen
                                   Capital Corporation.

Richard H. Sonnentag        58     Managing partner of Cobham Group LP (an investment               1997
                                   partnership) since 1994.  Private investor since 1990.
                                           Served as a director of Midwest Express from 1983 to 1990.

                      Terms Expiring at 2001 Annual Meeting

                                                                                                   Director
Name                        Age     Business Experience During Last Five Years                       Since
----                        ---     ------------------------------------------                     --------
John F. Bergstrom           52     Chairman and Chief Executive Officer of Bergstrom                1993
                                   Corporation (owner and operator of automobile sales and
                                   leasing business) since 1974. Director of Wisconsin
                                   Energy Corporation, Universal Foods Corporation, The First
                                   National Bank-Fox Valley, Kimberly-Clark Corporation and
                                   Banta Corporation.

Frederick P. Stratton, Jr.  59     Chairman and Chief Executive Officer of Briggs & Stratton        1988
                                   Corporation (engine manufacturing) since 1986. Director
                                   of Briggs & Stratton Corporation, Bank One Corporation,
                                   Weyco Group, Inc. and Wisconsin Energy Corporation.

John W. Weekly              67     Chairman and Chief Executive Officer of Mutual of Omaha          1995
                                   Insurance Company and United of Omaha Life Insurance
                                   Company (insurance companies) since March 1998; Vice
                                   Chairman and Chief Executive Officer since 1997; Vice
                                   Chairman, President and Chief Executive Officer since
                                   1996; Vice Chairman, President and Chief Operating Officer
                                   since 1995; and President and Chief Operating Officer
                                   since 1990.



Committees, Meetings and Attendance

       The Board of Directors of the Company has four standing committees: an Audit Committee, a Compensation Committee, a Board Affairs and Nominating Committee and an Executive Committee.

       The Audit Committee, which met four times in 1998, consists of Messrs. Boldt (Chairman), Skinner and Sonnentag. The Audit Committee recommends to the Board of Directors independent auditors for selection by the Company, discusses with the independent auditors and internal auditors the scope and results of audits, and approves and reviews any nonaudit services performed by the Company's independent auditing firm.

       The Compensation Committee, which met four times in 1998, consists of Messrs. Bergstrom (Chairman), Stratton and Weekly. The Compensation Committee establishes all forms of compensation for the officers of the Company, administers the Company's benefit plans, reviews and recommends officer selection, responds to Securities and Exchange Commission requirements on compensation committee reports and performs other functions relating to officer compensation.

       The Board Affairs and Nominating Committee, which met three times in 1998, consists of Messrs. Treitel (Chairman), Grosklaus, Payne and Stratton. The Board Affairs and Nominating Committee recommends nominees for the Company's Board of Directors and reviews qualifications, compensation and benefits for the Board of Directors and other matters relating to the Board. This committee will consider nominees for director recommended by the shareholders, but has no established procedures that must be followed. The Company's By-laws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director.

       The Executive Committee, which did not meet in 1998, consists of Messrs. Hoeksema (Chairman), Bergstrom and Stratton. The Executive Committee exercises the full authority of the Board of Directors in the management of the business affairs of the Company to the extent permitted by law or not otherwise limited by the Board of Directors.

       The Board of Directors of the Company held five meetings in 1998. Each director who was a director in 1998 attended at least 75% of the meetings of the Board of Directors and committees on which he or she serves.

Director Compensation

         All directors who are not employees of the Company, any of the Company's subsidiaries or any 10% or greater shareholder of the Company
("Non-employee Directors") are paid an annual retainer and receive a fee of $1,500 and $500 for each Board meeting and committee meeting, respectively, that they attend. Pursuant to the Midwest Express Holdings, Inc. 1995 Stock Plan for Outside Directors (the "Director Plan"), the annual retainer is payable in 675 shares of Common Stock, and at the election of a director, a portion or all of the meeting and committee fees is also payable in shares of Common Stock. The Director Plan also allows each Non-employee Director to defer the receipt of fees for purposes of deferring recognition for income tax purposes. Such deferral may be made to a share account for Common Stock granted under the Director Plan or to a cash account for those fees payable, at the Director's election, in cash. Such deferred fees (i) will be treated as invested in Common Stock, and ultimately will be paid in Common Stock, to the extent such fees would have been paid in Common Stock, or (ii) will otherwise earn a return at market rates. The

Directors are reimbursed for expenses incurred in connection with attendance at Board and committee meetings. To encourage directors to stay well informed about the Company's operations and service levels, the Board adopted a Director Travel Policy. Pursuant to the Director Travel Policy, each outside director and his or her spouse and dependent children are (i) eligible to purchase airline tickets at a price equal to the lowest fare structure for a specified flight and (ii) entitled to one free roundtrip ticket per six-month period, in each case, subject to seat availability at the time of reservation.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

       The following table sets forth, as of March 9, 1999, the number of shares of Common Stock beneficially owned by (i) each director of the Company
(including the nominees), (ii) each of the executive officers named in the Summary Compensation Table set forth below, (iii) all directors and executive officers of the Company as a group, and (iv) each person known to the Company to be the beneficial owner of more than 5% of the Common Stock. Except as otherwise indicated, persons listed have sole voting and investment power over shares beneficially owned.

Name of Beneficial Owner                      Shares            Percent of Class
------------------------                      ------            ----------------
Timothy E. Hoeksema                        245,318(1)(2)(3)          1.7%
Brenda F. Skelton                           55,352(1)(2)               *
Dennis J. Crabtree                               0                     *
Carol Skornicka                             34,160(1)(2)               *
Robert S. Bahlman                           22,962(1)(2)               *
John F. Bergstrom                           28,620(4)(5)               *
Oscar C. Boldt                              14,421(5)                  *
James G. Grosklaus                           5,224(6)                  *
Ulice Payne, Jr.                               572                     *
Samuel K. Skinner                            1,227                     *
Richard H. Sonnentag                        15,904(5)(7)               *
Frederick P. Stratton, Jr.                  40,702(5)                  *
David H. Treitel                             4,078(5)                  *
John W. Weekly                               3,754                     *
All directors and executive
officers as a group
(16 persons)                               509,177(1)(2)(5)          3.5%
FMR Corp. and related persons            1,614,250(8)               11.4%
  82 Devonshire Street
  Boston, MA  02109

Name of Beneficial Owner                      Shares            Percent of Class
------------------------                      ------            ----------------

Nicholas-Applegate Capital Management      718,750(8)                5.1%
  600 West Broadway
  San Diego, CA 92101
---------------
*  Less than one percent.

(1) Includes shares of Common Stock in which the person or persons noted had an interest under the Midwest Express Airlines Savings and Investment Plan as of December 31, 1998. Such plan's Common Stock fund is a unitized account that is invested in Common Stock and in liquid funds. As of a given date, each participant with an investment in the stock fund has a number of share units, and the participant's interest in Common Stock depends upon the aggregate number of shares of Common Stock held in the stock fund as of that date. Thus, each participant has voting rights with respect to share units based upon the aggregate number of shares held in the stock fund as of the record date for a shareholders' meeting. Each participant has the ability to divest of share units through intraplan transfers.

(2) Includes shares of Common Stock that may be purchased under currently exercisable stock options, as follows: Mr. Hoeksema, 183,375 shares; Ms. Skelton, 54,000 shares; Ms. Skornicka, 33,750 shares; Mr. Bahlman, 20,250 shares; and all directors and executive officers as a group, 324,225 shares.

(3)    Mr. Hoeksema holds 225 shares jointly with his wife.

(4) Mr. Bergstrom shares voting and investment control over 4,095 shares that are held in trust for the benefit of Mr. Bergstrom's children.

(5) Includes shares of Common Stock the receipt of which has been deferred by certain Non-employee Directors pursuant to the Director Plan, as follows:
       Mr. Bergstrom, 2,025 shares; Mr. Boldt, 3,171 shares; Mr. Skinner, 75 shares; Mr. Sonnentag, 2,429 shares; Mr. Stratton, 3,202 shares; and Mr. Treitel, 2,953 shares.

(6)    Includes 1,485 shares held by Mr. Grosklaus' wife.

(7) Includes 2,475 shares of Common Stock held by the Cobham Group LP, a limited partnership for which Mr. Sonnentag serves as the general partner and a limited partner.

(8)    As reported to the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth certain information regarding compensation paid by the Company during each of the Company's last three years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers (collectively, the "named executive officers") for services rendered in all capacities to the Company at any time during such periods.

                                                                                                  Long-Term
                                                       Annual Compensation                   Compensation Awards
                                           ---------------------------------------------   ----------------------


                                                                          Other Annual             Awards              All Other
    Name and Principal         Fiscal                                   Compensation      Securities Underlying    Compensation
        Position                Year       Salary ($)     Bonus ($)          ($)             Options (#)(1)(2)          ($)(3)
-----------------------         -----      ----------     ---------          ---             -----------------          ------

Timothy E. Hoeksema, Chairman    1998      $ 309,000       $ 288,276     $      0                    78,750            $ 5,000
of the Board, President and      1997        300,000         224,353            0                    78,750              4,750
Chief Executive Officer          1996        300,000         265,566            0                         0              4,750

Brenda F. Skelton, Senior        1998        165,859          81,931            0                    22,500              4,976
Vice President-Marketing         1997        160,000          63,763            0                    22,500              4,750
                                 1996        156,623          75,476            0                         0              4,700

Dennis J. Crabtree, Senior       1998        150,000          65,676            0                    22,500(6)          88,154
Vice President-Operations(4)     1997        149,423          63,763            0                    22,500(6)           4,500
                                 1996        145,835          75,476       24,136                         0              4,375

Carol Skornicka(5),              1998        152,776          81,931            0                    22,500              4,574
Senior Vice                      1997        142,000          45,940        3,007                    22,500              4,260
President-Corporate              1996         84,777          53,668       52,650                    22,500                675
Development, Secretary and
General Counsel

Robert S. Bahlman, Senior Vice   1998        145,824          81,931            0                    22,500              4,375
President and Chief Financial    1997        122,820          45,940            0                    22,500              3,684
Officer                          1996         94,820          30,873       29,868                         0              2,845
---------------

(1)    Represents options granted under the Midwest Express Holdings,  Inc. 1995
       Stock Option Plan.

(2) Reflects adjustments for the 3-for-2 splits of Common Stock effected on May 28, 1997 and May 27, 1998.

(3)    Except for Mr.  Crabtree,  all amounts  shown for 1998 consist of Midwest
       Express'  contributions  under the  Midwest  Express  Airlines  Savings &
       Investment  Plan.  Mr.  Crabtree's  amount  consists of $4,500 of Midwest
       Express'  contributions  under the  Midwest  Express  Airlines  Savings &
       Investment Plan, $75,000 of severance payments made to Mr. Crabtree on December 31, 1998 in connection with his resignation and $8,654 of payments made to Mr. Crabtree on December 31, 1998 for vacation accrued for 1999.

(4)    Mr.  Crabtree  resigned  as Senior  Vice  President-Operations  effective
       December 31, 1998.

                                      -7-

(5)    Ms. Skornicka's employment with Midwest Express began on May 13, 1996.

(6) All of the options granted in 1998 were cancelled effective December 31, 1998. 15,750 of the options granted in 1997 were cancelled effective
       December 31, 1998, and the other 6,750 of such options are only exercisable through March 31, 1999.

Option Grants in 1998

       The following table presents certain information as to grants of options to purchase Common Stock made to each of the named executive officers during 1998 pursuant to the Midwest Express Holdings, Inc. 1995 Stock Option Plan (the "Option Plan").

                              Option Grants in 1998

                                                                                         Potential Realizable Value
                                                                                          at Assumed Annual Rates
                                                                                               of Stock Price
                                                                                          Appreciation for Option
                                          Individual Grants                                    Grant Term(1)
-------------------------------------------------------------------------------------    ---------------------------

                                             Percentage
                                              of Total
                             Number of        Options
                             Securities      Granted to        Exercise                         At 5%        At 10%
                             Underlying      Employees         or Base                         Annual        Annual
                              Options        in Fiscal          Price      Expiration          Growth        Growth
          Name               Granted(2)        Year           ($/share)      Date               Rate          Rate

     Common Stock(3)

Timothy E. Hoeksema....       78,750           28.5%           $30.5208    02/10/08        $1,511,545     $3,830,575
Brenda F. Skelton......       22,500            8.1%           $30.5208    02/10/08           431,870      1,094,450
Dennis J. Crabtree.....       22,500(4)         8.1%           $30.5208    02/10/08           431,870      1,094,450
Carol Skornicka........       22,500            8.1%           $30.5208    02/10/08           431,870      1,094,450
Robert S. Bahlman......       22,500            8.1%           $30.5208    02/10/08           431,870      1,094,450
--------------------


(1) This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange
       Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Common Stock.

(2) Reflects adjustments for the 3-for-2 split of Common Stock effected on May 27, 1998.

(3) The options to purchase Common Stock reflected in the table (which are nonstatutory stock options for purposes of the Internal Revenue Code of 1986, as amended (the "Code")) were



                                      -8-


       granted  effective   February  10,  1998,  and  vest  30%  on  the  first
       anniversary of the date of grant,  another 30% on the second  anniversary of the date of grant and the final  40% on the third  anniversary  of the date of grant.  The options  are subject to early  vesting in the case of the optionee's death, disability or retirement or a change of control (as defined in the Option Plan) of the Company.

(4)    All of such options were cancelled effective December 31, 1998.

Aggregated Option Exercises in 1998 and Year-End Option Values

       None of the named executive officers exercised options to acquire Common Stock during 1998. The following table sets forth information regarding the year-end value of unexercised options held by such officers under the Option Plan.

                      Option Values as of December 31, 1998

                              Number of Securities
                                                                  Underlying                   Value of Unexercised
                                                              Unexercised Options              in-the-Money Options
                                                                at December 31,                   at December 31,
                                                                  1998(#)(1)                        1998($)(2)
                                                         ------------------------------    ------------------------------

                                                                 Exercisable/                      Exercisable/
                           Name                                  Unexercisable                     Unexercisable
                           ----                                  -------------                     -------------

   Timothy E. Hoeksema...............................           136,125/133,875                    $2,301,164/$562,352

   Brenda F. Skelton.................................             40,500/38,250                        686,906/160,672

   Dennis J. Crabtree(3).............................                  40,500/0                              686,906/0

   Carol Skornicka...................................             20,250/47,250                        235,078/271,485

   Robert S. Bahlman.................................              6,750/38,250                         68,859/160,672

-------------------

(1) Reflects adjustments for the 3-for-2 splits of Common Stock effected on May 28, 1997 and May 27, 1998.

(2) The dollar values are calculated by determining the difference between the fair market value of the underlying stock as of December 31, 1998 and the exercise price of the options.

(3)    All of Mr.  Crabtree's  unexercisable  options were  cancelled  effective
       December 31, 1998.

Pension Plan Table

       Midwest Express will provide retirement benefits to certain of its U.S. employees, including the named executive officers, through the Midwest Express Airlines, Inc. Salaried Employees' Retirement Plan (the "Midwest Express Pension Plan"). The following table illustrates the estimated annual benefits payable upon retirement at age 65 under the Midwest Express Pension Plan for the specified highest five-year average remuneration and years of service classifications.

                                            Years of Benefit Service
                    ------------------------------------------------------------------------

Five-Year Average
   Remuneration          15          20         25           30           35           40
------------------     --------    --------    --------    --------    --------     --------
      $100,000.....    $ 22,500    $ 30,000    $ 37,500    $ 45,000    $ 52,500     $ 60,000
       200,000.....      45,000      60,000      75,000      90,000     105,000      120,000
       300,000.....      67,500      90,000     112,500     135,000     157,500      180,000
       400,000.....      90,000     120,000     150,000     180,000     210,000      240,000
       500,000.....     112,500     150,000     187,500     225,000     262,500      300,000
       600,000.....     135,000     180,000     225,000     270,000     315,000      360,000
       700,000.....     157,500     210,000     262,500     315,000     367,500      420,000
       800,000.....     180,000     240,000     300,000     360,000     420,000      480,000

       The estimated benefits in the table above are computed on a single-life annuity basis. Benefits will be adjusted if the employee receives one of the optional forms of payment. Benefits in the table above do not reflect the offset under the Midwest Express Pension Plan of 1.25% per year of service (up to a maximum of 50%) of the Social Security Benefit. Benefits under the Midwest Express Pension Plan are limited to the extent required by tax provisions. To the extent benefits under the Midwest Express Pension Plan are limited under tax law, any excess will be paid pursuant to supplemental retirement arrangements. The compensation covered by the Midwest Express Pension Plan, as supplemented for the named executive officers, includes all compensation reported for each individual as salary and bonus set forth in the Summary Compensation Table.

       Service recognized under Kimberly-Clark Corporation's pension plan is counted under the Midwest Express Pension Plan for eligibility and vesting purposes and, for certain transferring employees, benefit accrual purposes.

       At December 31, 1998, years of benefit service for those named executive officers currently eligible to participate in the Midwest Express Pension Plan are as follows: Mr. Hoeksema, 28 years; Ms. Skelton, 11 years; Mr. Crabtree, 3 years; Ms. Skornicka, 2 years; and Mr. Bahlman, 17 years.

Agreements with Named Executive Officers

       The Company has agreements with each of the named executive officers that provide that each officer is entitled to benefits if, after a change in control (as defined in the agreements) of the Company, such officer's employment is ended through (i) termination by the Company, other than by reason of death or disability or for cause (as defined in the agreements), or (ii) termination by the officer following the first anniversary of the change in control or due to a breach of the agreement by the Company or a significant adverse change in the officer's responsibilities. In general, the benefits provided are: (a) a cash termination payment one to three times the sum of the executive officer's annual salary and highest annual bonus during the three years before the termination,
(b) continuation of equivalent hospital, medical, dental, accident, disability and life insurance coverage as in effect at the time of termination, (c) supplemental pension benefits and (d) outplacement services. Each agreement provides that, if any portion of the benefits under the agreement or under any other agreement would constitute an "excess parachute payment" for purposes of the Code, then benefits are reduced so that the executive officer is entitled to receive $1 less than the maximum amount that such officer can receive without becoming subject to the 20% excise tax imposed by the Code, or which the Company may pay without loss of deduction under the Code.

Board Compensation Committee Report on Executive Compensation

Background

       The Compensation Committee of the Board of Directors (the "Committee") has responsibility to establish the compensation and benefits for officers of the Company, among others.

       A key objective of employee compensation is to ensure that a company delivers compensation that is sufficient to attract and retain qualified employees. Thus, as part of its compensation strategy, every company needs to identify its competitors for executive and other employee talent and where it should position itself relative to the compensation those competitors provide. Generally, the Company's competitors for personnel are others in the airline industry. However, in determining where the Company should position itself with respect to compensation relative to competitors in the industry, the Company is unusual in that there are no airlines of the same size, sales volume and strategy.

       Given this background, the Committee believes it is not necessary, appropriate or, based upon available information, practical to state precisely how the Company's compensation should compare to that of other airlines. While the Committee believes it is appropriate to continue to survey the industry, it believes the Company should base Company-wide compensation decisions on Company performance and economic conditions using the following framework:

1. As the Company has in the past, the Company should continue to work at improving the total compensation of its employees while maintaining a cost structure that will allow the Company to compete, survive and be successful over the long term.

2. The Company must maintain compensation structures that continue to allow the Company to attract and retain a high quality work force.

3. The Company's total compensation package must recognize and reward the Company's employees for their contributions to the Company's success.

4. As a publicly traded company, compensation must align the interests of employees with those of the Company's shareholders.

       The Company is a regular participant in two airline industry surveys. An AIR (Airlines Industrial Relations) Conference survey reflects information concerning salary, benefits and work rules relating to 22 member carriers. This survey is primarily directed at line employee groups (pilots, flight attendants, customer service and reservations representatives, mechanics, inspectors, dispatchers, aircraft cleaners, etc.). The Company also participates in the Salary Information Retrieval System survey conducted by Organization Resources Counselors, Inc. ("ORC"). This survey, which is updated semi-annually, includes major and national airlines. It focuses on management, office and some line positions. However, neither survey reports on executive officer and other senior management compensation. The Company also relies on available market information regarding competitive compensation practices for positions that are not specific to the airline industry.

       In 1996, the Company sponsored an Airline Industry Executive Compensation Survey conducted by ORC (the "1996 ORC Compensation Survey"). Eleven airlines of various sizes participated in the survey and provided information regarding base pay, annual bonuses and long-term incentive compensation for 26 key executive positions in the airline industry. The results were made more useful to the participants through the use of linear regression analysis to take into account the varying sizes of the participating companies. The results of the survey indicated generally that compensation for the Company's officers in 1996 was in line with the airline industry given the size of the Company. The Company did not sponsor an executive compensation study in 1997 to provide guidance in determining 1998 compensation. The Company did, however, extrapolate from the 1996 ORC Compensation Survey using more recent generally available information on executive compensation trends in the airline industry.

1998 Compensation

       Base Salary. The approach the Committee used to establish 1998 compensation for the Company's executive officers generally involved evaluating each position on a subjective basis and establishing a base salary range for each position based upon that evaluation. The evaluation was intended to reflect the relative worth to the Company of each position as it compared to all other senior management positions. The three basic criteria used for the evaluation were know-how, problem solving and accountability. The Company determined market value for positions by attempting to take into account the amount that other employers pay for experienced employees in comparable positions, using benchmark positions for which information was available regarding other employers'
practices and determining market values for other positions based upon the internal evaluations for each position. In considering information concerning other employers' pay practices, the Company did not factor in the performance of individual employers. The resulting market value (or "midpoint") for each position represented the dollar value of base compensation that the Company was willing to pay an experienced employee for performing competently in the job. Using the midpoint for each position, the Committee approved a salary range for each executive officer position, where the minimum salary was 20% below the midpoint, and the maximum salary was 20% above the midpoint. For each individual executive officer, the Committee established a base salary within the established range based upon an individual's experience, length of service in the position and, most importantly, performance.

       For 1998, base salary midpoints were generally set at a level 3% higher than the 1997 base salary midpoint for each executive officer position.

       Incentive Payments. Incentive payments are an integral part of the Company's compensation approach for several reasons. First, such payments are intended to provide employees with appropriate incentives to reach higher levels of performance. Second, these payments are necessary in light of competitive practice to attract and retain high quality employees. Third, the payments provide the Company with a means to deliver additional compensation to employees as performance justifies such compensation without resulting in increases in the Company's salary structure that become "fixed" costs.

       The Company delivers incentive compensation to executive officers and senior management through the Company's Annual Incentive Plan, which the Committee administers. In 1998, the Committee amended the Annual Incentive Plan so that the plan now provides incentives to create additional shareholder value, or "Shareholder Value Added". Shareholder Value Added is a dollar amount equal to the excess of net operating profit after tax over a calculated cost of the capital employed in the Company. The Annual Incentive Plan provides that Target Awards under the plan may focus on corporate Shareholder Value Added, subsidiary Shareholder Value Added and/or individual performance measures that drive shareholder value as determined by the Committee.

       Under the Annual Incentive Plan, for 1998 the Committee approved for each eligible employee an annual incentive Target Award that represented a percentage of the base salary midpoint for the employee's position. The Target Awards for executive officers ranged from 25% of an officer's midpoint to 75% of an officer's midpoint. The 1996 ORC Compensation Survey and more recent generally available information on executive compensation indicate that these Target Award percentages are competitive with respect to airline industry practice. The Annual Incentive Plan does not provide for a maximum award; however, to provide an incentive for executives to remain with the Company, the plan specifies that any awards earned in excess of an employee's Target Award are credited to an account for the participant in an "award bank." A participant's balance in the award bank is subject to forfeiture, and one-third of the balance is payable each year, assuming continued employment.

       For the Company's executive officers for 1998, with one exception for the president of Astral Aviation, Inc., a wholly owned subsidiary of Midwest Express, the Committee chose a corporate level Shareholder Value Added objective as the sole performance criterion used for determining the amount that could be paid to each officer in respect of the officer's Target Award. Awards were also subject to control measures that gave the Committee the discretion to take into account unusual Company or industry conditions or events. The Company achieved results equal to 153% over its Shareholder Value Added target in 1998. Given unusually low fuel costs and other favorable economic conditions in the airline industry in 1998, the Committee exercised its discretion to set potential awards at 75% over Target Awards. A portion of each participant's award is payable currently and the remainder is subject to the operation of the award bank.

       Long-Term Compensation. The Committee intends to rely on awards under its Option Plan to provide long-term incentives to executive officers and senior management and to align their interests with those of shareholders. Although this is a common form of compensation, it is difficult to compare stock option compensation from one employer to another due to the difficulty in valuing options at the time they are awarded and thereafter. For 1998, the Committee approved awards of options to executive officers and certain members of senior management, with the sizes of the awards determined relative to the size of the position and market data without taking into account options previously granted or an officer's shareholdings. All options were granted at fair market value pursuant to the terms of the Option Plan approved by shareholders.

       Other Compensation. The Company has established other elements of a compensation package for executive officers that include a "401(k)" savings plan that has a 50% Company match feature (up to a maximum of $5,000), a defined benefit retirement plan and a supplemental benefit plan. The Committee believes these elements and their terms are consistent with competitive practice.

Chief Executive Officer Compensation

       Mr. Hoeksema's 1998 base salary approximated the market value that the Committee established for his position, and represented a 3% increase over his 1997 base salary. Mr. Hoeksema's annual incentive Target Award under the Annual Incentive Plan for 1998 represented 75% of that market value. As noted above, the actual award was dependent upon the level of Shareholder Value Added created by the Company. Of the total incentive compensation potentially payable to Mr. Hoeksema in respect of 1998 performance, $288,276 has been paid to Mr. Hoeksema to date, consisting of his Target Award and one-third of Mr. Hoeksema's award bank balance (i.e., one-third of the excess of the total incentive compensation payable to Mr. Hoeksema in respect of 1998 performance over his Target Award). The remainder of the total incentive compensation payable to Mr. Hoeksema in respect of 1998 performance was credited to Mr. Hoeksema's award bank and remains subject to forfeiture. In 1998, Mr. Hoeksema received options to purchase 78,750 shares on the basis described above.

Section 162(m) Limitations

       Under Section 162(m) of the Code, the tax deduction by corporate taxpayers, such as the Company, is limited with respect to the compensation of certain executive officers unless such compensation is based upon performance objectives meeting certain acceptable criteria or is otherwise excluded from the limitation. The Committee currently intends to qualify a sufficient amount of compensation to its executive officers so that Section 162(m) of the Code will not adversely impact the Company.

       The foregoing report has been approved by all members of the Committee.

                           The Compensation Committee
                           John F. Bergstrom, Chairman
                           Frederick P. Stratton, Jr.
                                 John W. Weekly

                                PERFORMANCE GRAPH

       The following graph compares the cumulative total shareholder return on the Common Stock for the period beginning September 22, 1995, when the Company became a reporting company pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and ending December 31, 1998, with the cumulative total return of the Standard & Poor's 500 Stock Index ("S&P 500") and the Standard & Poor's Airline Index ("S&P Airline Index") beginning with the closing value of each index as of September 21, 1995, and ending December 31, 1998. The graph assumes investments of $100 on September 22, 1995, in Common Stock at its initial public offering price of $8.00 per share (as adjusted for the 3-for-2 splits of Common Stock effected on May 28, 1997 and May 27, 1998), and in the S&P 500 and the S&P Airline Indices at their September 21, 1995, closing prices. Any dividends are assumed to be reinvested.





                                          MIDWEST EXPRESS HOLDINGS, INC.
                                            Relative Market Performance
                                     September 22, 1995, to December 31, 1998


                               {GRAPHIC OMITTED]


-------------------------- ------------ ------------- ------------- ------------- -------------
                              9/22/95      12/29/95      12/31/96      12/31/97      12/31/98
-------------------------- ------------ ------------- ------------- ------------- -------------
Midwest Express Holdings       100.00       155.56        200.00        323.44        328.91
-------------------------- ------------ ------------- ------------- ------------- -------------
S&P Airlines Index(1)          100.00       102.76        112.82        189.90        184.08
-------------------------- ------------ ------------- ------------- ------------- -------------
S&P 500 Index                  100.00       105.88        127.33        166.82        211.31
-------------------------- ------------ ------------- ------------- ------------- -------------

(1)     The S&P Airlines Index consists of AMR Corp., Delta Air Lines,  Southwest
       Airlines and US Airways Group.

                              INDEPENDENT AUDITORS

       Deloitte & Touche LLP served as the Company's independent auditors in 1998. Representatives of Deloitte & Touche LLP will be present at the Meeting to respond to appropriate questions and to make a statement if they desire to do so. The Company's independent auditors for 1999 will be formally approved in June 1999.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's officers and directors to file reports concerning the ownership of Company equity securities with the Securities and Exchange Commission and the Company. The Company has assumed the responsibility of filing required reports on behalf of its officers and directors. The Company believes that, during the year ended December 31, 1998, all of its officers and directors complied with Section 16(a) filing requirements.

                                  OTHER MATTERS

       The Company will file an Annual Report on Form 10-K with the Securities and Exchange Commission for the year ended December 31, 1998. The Company will provide a copy of this Form 10-K report (without exhibits) without charge to each person who is a record or beneficial holder of shares of Common Stock on the record date for the Meeting and who submits a written request for it. Requests for copies of the Form 10-K should be addressed to Midwest Express Holdings, Inc., Attention: Investor Relations HQ-14, 6744 South Howell Avenue, Oak Creek, Wisconsin 53154.

       The cost of solicitation of proxies will be borne by the Company. The Company expects to solicit proxies primarily by mail. Proxies also may be solicited personally and by telephone by certain officers and regular employees of the Company. Brokers, nominees and custodians who hold stock in their names and who solicit proxies from the beneficial owners will be reimbursed by the Company for out-of-pocket and reasonable clerical expenses.

       The Board of Directors does not intend to present at the Meeting any matters other than those set forth herein and does not presently know of any other matters that may be presented to the Meeting by others. However, if any other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy on any such matters in accordance with their best judgment.

       A shareholder wishing to include a proposal pursuant to Rule 14a-8 under the Exchange Act ("Rule 14a-8") in the Company's proxy statement for the 2000 Annual Meeting of Shareholders must forward the proposal to the Company by November 17, 1999. The Company's By-laws establish procedures for shareholder nominations for elections for directors of the Company and for bringing business before any annual meeting of shareholders of the Company. Among other things, under terms as currently in effect, to bring business before an annual meeting, a shareholder must give written notice to the Secretary of the Company not more than 100 days nor less than 75 days prior to the first anniversary of the date of the Annual Meeting of Shareholders of the Company in the immediately preceding year. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal. Under the By-laws as currently in effect, if the Company does not receive a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 prior to February 12, 2000, then the notice will be considered untimely and the Company is not required to present such proposal at the 2000 Annual Meeting of Shareholders. If the Board of Directors chooses to present such proposal at the 2000 Annual
Meeting of Shareholders, then the persons named in proxies solicited by the Board of Directors for the 2000 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

                                  By Order of the
                                  Board of Directors,


                                  /s/Carol Skornicka
                                  Carol Skornicka
                                  Senior Vice President - Corporate Development, Secretary and General Counsel

Milwaukee, Wisconsin
March 17, 1999

                                      PROXY
                       1999 ANNUAL MEETING OF SHAREHOLDERS
                         MIDWEST EXPRESS HOLDINGS, INC.

       The undersigned does hereby constitute and appoint Timothy E. Hoeksema and Brenda F. Skelton, or either of them, as proxies for the undersigned at the Annual Meeting of Shareholders of Midwest Express Holdings, Inc. to be held on Wednesday, April 28, 1999, at the Midwest Express Center, 400 West Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 a.m., and any adjournments or postponements thereof, to vote thereat the shares of stock held by the undersigned as fully and with the same effect as the undersigned might or could do if personally present at said Annual Meeting or any adjournments or postponements thereof, hereby revoking any other Proxy heretofore executed by the undersigned for such Annual Meeting. The undersigned acknowledges receipt of the notice of Annual Meeting of Shareholders and the Proxy Statement.


       This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR the election of the nominees listed.





  PLEASE COMPLETE AND SIGN BELOW, DETACH AND RETURN USING THE ENVELOPE PROVIDED


                  MIDWEST EXPRESS HOLDINGS, INC. ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


1. ELECTION OF DIRECTORS:  1 - Timothy E. Hoeksema   2 - James G. Grosklaus
                           3 - Ulice Payne, Jr.      4 - David H. Treitel



[ ]FOR all nominees     [ ] WITHHOLD AUTHORITY
   listed to the left       to vote for all
   (except as               nominees listed to
   specified below).        the left.

(Instructions:  To withhold  authority to    -----------------------------------
vote for any indicated nominee, write the
number(s)  of the  nominee(s)  in the box
provided to the right.)                      -----------------------------------


2. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Check appropriate box                                Date
Indicate changes below:
Address Change?         [ ]  Name Change? [ ]


                                             NO. OF SHARES


                             ------------------------------------------------
  [ ]  Please check this box
       if you plan to attend
       the Annual Meeting.
       Number of persons
       attending: ----

                             ------------------------------------------------
                              Signature(s) in Box

                              Please sign exactly as your name appears on your stock certificate as shown directly to the left. Joint owners should each sign personally. A corporation should sign in full corporate name by duly authorized officers. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.